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                                                                Exhibit 23.1
                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789) and (333-24581), Form S-3 (333-10383)
and (333-14025), and Form S-4 (333-12133) of U.S. Office Products Company of our report, with respect to the financial statements of Data Business Forms Limited for the year ended December 31, 1996, dated January 31, 1997, except as to note 2 which is as of April 26, 1997, included in this Current Report on Form 8-K.


                                            ERNST & YOUNG
                                            Chartered Accountants

Toronto, Canada
May 20, 1997